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                       JACOBS LEVY EQUITY MANAGEMENT, INC.

                         CODE OF ETHICS AND STATEMENT OF
                         POLICY AND PROCEDURES REGARDING
                        PERSONAL SECURITIES TRANSACTIONS

1.       PURPOSES

         (a) As a registered investment adviser and a fiduciary, Jacobs Levy Equity Management, Inc. ("Jacobs Levy") owes an undivided duty of loyalty to the investment companies and other clients for which Jacobs Levy serves as investment manager, adviser or sub-adviser. Jacobs Levy must avoid even the appearance of a conflict that may compromise the trust clients have placed in Jacobs Levy and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with Jacobs Levy.

         (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Company Act"), which requires Jacobs Levy to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of investment companies managed by Jacobs Levy, of Jacobs Levy itself as adviser or as a sub-adviser of these companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. Jacobs Levy understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. As set forth in Section 3 below, this Code and Statement is also intended to comply with the provisions of Rule 204-2 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires Jacobs Levy to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

         (c) This Code and Statement is intended to ensure that the personal securities transactions of persons subject thereto are conducted in accordance with the following principles:

                  (i) A duty at all times to place first the interests of Clients;

                  (ii) The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner as to avoid any actual or potential conflict of interest or
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                           any abuse of an individual's responsibility and
                           position of trust; and

                  (iii) The fundamental standard that Jacobs Levy personnel not take inappropriate advantage of their positions.

(d) In addition to the specific prohibitions on certain personal Securities transactions as set forth below, all Employees are prohibited, in connection with the purchase or sale, directly or indirectly, by such persons of Security held or to be acquired by a Client, from:

                  (i) Employing any device, scheme or artifice to defraud any Client;

                  (ii) Making to any Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

                  (iv) Engaging in any manipulative practice with respect to any Client; or

                  (v) Revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding securities transactions by any Client or the consideration by any Client or Jacobs Levy of any such securities transactions.

2.       DEFINITIONS

         The following definitions apply for purpose of the Code and Statement in addition to the definitions contained elsewhere herein.

         (a) "Beneficial Ownership" is interpreted in the same manner as in determining whether a person is subject to the provisions of
                  Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For purposes of this Code of Ethics, however, the partners as defined in section 2(g) will not be deemed to be beneficial owners of any securities held in the investment portfolios of those Partnerships.


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         (b)      "Client" means any person or entity, including an investment company, for which Jacobs Levy serves as investment manager, adviser or sub-adviser.

         (c)      "Compliance Officer" refers to Jacobs Levy's Compliance
                  Officer.

         (d) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Company Act.

         (e)      "Employee" refers to a person who is an employee of Jacobs
                  Levy.

         (f) "Jacobs Levy Trading Program" refers to the list of securities which Jacobs Levy is currently trading or attempting to trade.

         (g) The "Partnerships" refers to any partnerships managed by JLEM, which are traded and allocated pari passu with other separate accounts.

         (h) "Personal Account", except as set forth below in Section 2(h)(iv), refers to a brokerage account in which an individual subject to the Code and Statement has any Beneficial Ownership and a brokerage account maintained by or for:

                  (i) such an individual's spouse (other than a legally separated or divorced spouse),

                  (ii)     any person who resides with an Employee, and

                  (iii) any other account (except a Client Account) with respect to which the individual has investment discretion.

                  (iv) For purposes of this Code of Ethics "Personal Account" shall not include the Partnerships provided, however, that under no circumstances will any of the Partnerships receive more favorable treatment than any Client in any respect.

         (i) "Purchase or Sale of a Security" includes, among other things, the writing or purchase of an option to purchase or sell a security.

         (j) "Security" has the meaning set forth in Section 2(a)(36) of the Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Company Act, securities issued by the Government of the United States, short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance


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                  Officer. In addition, for purposes of this Code of Ethics,
                  "Security" will not include municipal bonds, the income and capital gains from which are exempt from Federal and State taxation.


3.       PROHIBITED PURCHASES AND SALES

         (a) It is the responsibility of each Employee to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code and Statement or otherwise prohibited by any applicable laws. Personal securities transactions for Employees may be effected only in accordance with the following provisions. No Employee shall:

                  (i) purchase or sell, directly or indirectly, any Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless such Employee obtains the prior written approval of the Compliance Officer to the transaction. The Compliance Officer (having no personal interest in the subject transaction) may approve the transaction if the Compliance Officer concludes that the transaction is not likely to have any adverse economic impact on a Client or on its ability to purchase or sell Securities of the same class or other Securities of the issuer involved. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

                           (A)      the name of the Security involved,

                           (B) the number of shares or principal amount to be purchased or sold,

                           (C) the date or dates on which such Securities are to be acquired or sold, and

                           (D) a brief description of the reason(s) the transaction is considered to be appropriate.

                           Any approval given under this paragraph will remain in effect for 24 hours.

                  (ii) execute or cause the execution of a transaction in a security in which the Employee has (or by reason of such transaction would have) any Beneficial Ownership, on a day during which such security is included in the Jacobs Levy Trading Program;

                  (iii) acquire any Beneficial Ownership in any securities in any private placement of securities unless the Compliance Officer has given


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                           express prior written approval. The Compliance
                           Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with Jacobs Levy. Employees so authorized to acquire Securities in a private placement must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Jacobs Levy to purchase Securities of that issuer for a Client will be subject to an independent review by a senior officer of Jacobs Levy with no personal interest in such issuer;

                  (iv) serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client; or

                  (v) receive any gift or other thing of more than de minimis value from any person or entity that does business or may do business with Jacobs Levy on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                           (A) an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                           (B) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                           (C) a gift approved in writing by the Compliance Officer.

4.       EXEMPTED TRANSACTIONS

         The requirements of Section 3 of this Code and Statement do not apply to:

         (a) Purchases or sales of Securities with respect to which an Employee has (or by reason of such transaction would have) no Beneficial Ownership.

         (b) Purchases or sales that are non-volitional on the part of either an Employee or a Client or are pursuant to a dividend reinvestment plan.


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         (c)      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.       REPORTING

         (a) Every Employee of Jacobs Levy shall report to the Compliance Officer the information described in Section 5(b) below with respect to transactions in any Security in which such Employee has, or by reason of such transaction acquires, any Beneficial Ownership in the Security; provided, however, that such Employee is not required to make a report with respect to transactions effected in any account over which the Employee does not have any direct or indirect influence or control, including such an account in which an Employee has any Beneficial Ownership.

         (b) Every report of an Employee required by Section 5(a) above shall be in writing and shall be delivered not later than ten days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

                  (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    the price at which the transaction was effected; and

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         (c) Any such report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (d) The Compliance Officer shall maintain the reports required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

         (e) Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement, recognizes


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                  that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

6.       SANCTIONS

         Upon learning of a violation of this Code and Statement, Jacobs Levy, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.



January 2, 1996